EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.75, of Sears, Roebuck & Co., a New York corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated as of March 10, 2005.

DEUTSCHE BANK AG

By:	/s/ Jeffrey A. Ruiz

	Name:	Jeffrey A. Ruiz
	Title:	Vice President

DEUTSCHE BANK AG

By:	/s/ Pasquale Antolino

	Name:	Pasquale Antolino
	Title:	Associate

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Christopher J. Mahon

	Name:	Christopher J. Mahon
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jeffrey A. Ruiz

	Name:	Jeffrey A. Ruiz
	Title:	Vice President

SCHEDULE A

Executive Officers, Directors, Controlling Persons and Trustees of
Deutsche Bank AG

     The following sets forth the name, business address, present principal occupation and citizenship of each executive officer of Deutsche Bank AG. Deutsche Bank AG is organized under the laws of the Federal Republic of Germany, and the address of its principal place of business is Taunusanlage 12, 60325 Frankfurt, Federal Republic of Germany.

Name	Present Principal Occupation or Employment / Business Address/Citizenship

Dr. Josef Ackermann	Chairman of the Group Executive Committee and Member of the Board
of Managing Directors, Deutsche Bank AG

Deutsche Bank AG
Taunusanlage 12
60325 Frankfurt
The Federal Republic of Germany

Citizenship: Swiss

Dr. Tessen von Heydebreck	Member of the Board of Managing Directors, Deutsche Bank AG

Deutsche Bank AG
Taunusanlage 12
60325 Frankfurt
The Federal Republic of Germany

Citizenship: German

Dr. Hermann-Josef Lamberti	Member of the Board of Managing Directors, Deutsche Bank AG

Deutsche Bank AG
Taunusanlage 12
60325 Frankfurt
The Federal Republic of Germany

Citizenship: German

Dr. Clemens Borsig	Member of the Board of Managing Directors, Deutsche Bank AG

Deutsche Bank AG
Taunusanlage 12
60325 Frankfurt
The Federal Republic of Germany

Citizenship: German

SCHEDULE B

TRANSACTIONS IN SHARES OF THE ISSUER SINCE JANUARY 9, 2005

All of the transactions in the Issuer’s Shares set forth below were made by Deutsche Bank AG in its arbitrage account. Since March 1, 2005 Deutsche Bank held no Shares in its arbitrage account and no further transactions were made.

Date of Transaction	Buy/Sell	Number of Shares Purchased/Sold	Price Per Share	Aggregate Purchase Price

-	-	-	-	-
03/01/2005	B	960	$49.9300	$47,932.80
03/01/2005	S	1,095	$49.9300	$54,671.55
02/28/2005	B	4,121	$49.6646	$204,667.66
02/25/2005	S	4,681	$49.7662	$232,948.09
02/25/2005	B	2,961	$49.8897	$147,723.49
02/25/2005	S	3,041	$49.8903	$151,711.29
02/24/2005	B	4,801	$49.9012	$239,575.50
02/24/2005	S	4,441	$49.8793	$221,506.59
02/23/2005	B	3,560	$49.7894	$177,250.40
02/23/2005	S	4,241	$49.8412	$211,369.68
02/22/2005	B	5,161	$50.2713	$259,450.27
02/22/2005	S	4,840	$50.3258	$243,568.78
02/18/2005	B	3,161	$51.2061	$161,862.41
02/18/2005	S	3,001	$51.2000	$153,646.14
02/17/2005	B	4,160	$51.6958	$215,054.40
02/17/2005	S	160	$52.0300	$8,324.52
02/17/2005	S	4,521	$51.6867	$233,668.00
02/16/2005	B	3,961	$51.9477	$205,764.75
02/16/2005	S	3,120	$51.9563	$162,098.26
02/15/2005	B	3,121	$52.3277	$163,314.73
02/15/2005	S	3,441	$52.3427	$180,105.21
02/14/2005	B	4,281	$51.8393	$221,923.84
02/14/2005	S	3,961	$51.9303	$205,689.16
02/11/2005	B	4,441	$51.8323	$230,187.43
02/11/2005	S	4,441	$51.8561	$230,285.48
02/10/2005	B	4,041	$50.9889	$206,046.19
02/10/2005	S	3,881	$50.9753	$197,828.47
02/09/2005	B	1,761	$51.6041	$90,874.80
02/09/2005	S	880	$51.5295	$45,344.50
02/09/2005	S	1,521	$51.6218	$78,514.23
02/08/2005	B	2,361	$52.2225	$123,297.42
02/08/2005	S	2,561	$52.1528	$133,558.95
02/07/2005	B	2,921	$51.9230	$151,667.12
02/07/2005	S	2,601	$51.9394	$135,089.89
02/04/2005	B	3,081	$51.8514	$159,754.25
02/04/2005	S	1,081	$51.5700	$55,745.33
02/04/2005	S	1,720	$51.8226	$89,131.86
02/03/2005	B	3,920	$50.8917	$199,495.60

Date of Transaction	Buy/Sell	Number of Shares Purchased/Sold	Price Per Share	Aggregate Purchase Price

02/03/2005	S	4,761	$50.8673	$242,171.30
02/02/2005	B	5,560	$50.4712	$280,620.00
02/02/2005	S	14,760	$50.5359	$745,885.05
02/01/2005	B	4,880	$50.1173	$244,572.40
02/01/2005	S	3,560	$50.1697	$178,598.12
01/31/2005	B	3,120	$50.0253	$156,078.80
01/31/2005	S	3,440	$50.0297	$172,096.33
01/28/2005	B	6,360	$50.1149	$318,730.80
01/28/2005	S	5,960	$50.1646	$298,970.96
01/27/2005	B	13,880	$49.9825	$693,756.79
01/27/2005	S	7,440	$50.0875	$372,638.93
01/26/2005	B	9,640	$48.7126	$469,589.60
01/26/2005	S	8,680	$48.6849	$422,570.89
01/25/2005	B	5,801	$48.5104	$281,408.91
01/25/2005	S	4,920	$48.5815	$239,013.33
01/24/2005	B	8,401	$48.9139	$410,925.72
01/24/2005	S	8,521	$48.7650	$415,512.69
01/21/2005	B	5,800	$49.9258	$289,569.60
01/21/2005	S	6,801	$49.9262	$339,537.14
01/20/2005	B	7,480	$49.9175	$373,382.80
01/20/2005	S	10,240	$49.8889	$510,845.59
01/19/2005	B	7,000	$50.2238	$351,566.80
01/19/2005	S	5,240	$50.2616	$263,362.13
01/18/2005	S	5,920	$50.2285	$297,343.01
01/18/2005	B	3,840	$50.2910	$193,117.60
01/18/2005	S	4,560	$50.3537	$229,605.24
01/14/2005	B	3,840	$50.1994	$192,765.60
01/13/2005	B	5,440	$49.9563	$271,762.00
01/13/2005	S	4,600	$50.0290	$230,125.62
01/12/2005	B	2,640	$49.7673	$131,385.60
01/12/2005	S	4,600	$49.8428	$229,269.25
01/11/2005	B	4,240	$49.7385	$210,891.20
01/11/2005	S	4,600	$49.8103	$229,119.66
01/10/2005	B	11,080	$49.4723	$548,153.60
01/10/2005	S	8,880	$49.4977	$439,524.73
01/07/2005	B	7,360	$49.7745	$366,340.00
01/07/2005	S	6,880	$49.7694	$342,402.33